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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) August 16, 2004
                                                        ----------------


                        WARWICK VALLEY TELEPHONE COMPANY
                        ---------------------------------
               (Exact Name of Registrant as Specified in Charter)


          NEW YORK                              0-11174                    14-1160510
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(State or Other Jurisdiction                  (Commission                 (IRS Employer
     of Incorporation)                        File Number)             Identification No.)


   47 MAIN STREET, WARWICK, NEW  YORK                                        10990
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(Address of principal executive offices)                                   (Zip Code)


Registrant's telephone number, including area code       (845) 986-8080
                                                   ----------------------------



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          (Former name or former address, if changed since last report)





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Item 5.  Other Events and Regulation FD Disclosure
         -----------------------------------------

Warwick Valley Telephone Company (the "Company") filed Form 12b-25 with the Securities and Exchange Commission on August 10, 2004 to give notice of the late filing of its Quarterly Report on Form 10-Q for the period ended June 30, 2004. The delay in filing the Quarterly Report resulted from the need to resolve complex issues resulting from inquiries by the New York Public Service Commission (the "NYPSC") of the Company and certain other independent telephone companies in New York with regard to the potential need for a refund to long-distance carriers of a portion of the access charges charged for the period 1999 through June 2004.

The Company has determined that certain amounts should have been recorded in the Company's financial statements in the period since 1999. These amounts, while not material for any single prior year, would be sufficiently material to the current period as to require restatement of the earlier periods. As a result, the filing of the Company's June 30, 2004 Quarterly Report on Form 10-Q will be delayed for an additional short period until the restatements for the prior periods can be completed.

The NYPSC has not made a final determination as to how the Company's obligation should be resolved and whether the Company will be required to make a refund, the way any refund would be calculated or of the amount or timing of any payments.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WARWICK VALLEY TELEPHONE COMPANY

Dated: August 16, 2004                  By: /s/ Herbert Gareiss, Jr.
                                            ------------------------------------
                                        Name:   Herbert Gareiss, Jr.
                                        Title:  President